UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2011

Inhibitex, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-50772	742708737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9005 Westside Parkway, Alpharetta, Georgia		30009
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-746-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2011, Inhibitex, Inc. (the "Company") held its 2011 Annual Meeting of Stockholders (the "Annual Meeting"). Set forth below are brief descriptions of each of the proposals voted upon by stockholders at the Annual Meeting and the final voting results for each such proposal.

Proposal 1. Election of Class I Directors of the Company to hold office until the 2014 Annual Meeting of Stockholders and until the election and qualification of their respective successors.

M. James Barret, Ph.D.
For 44,139,214
Withheld 502,627

Russell M. Medford, M.D.,Ph.D.
For 43,743,749
Withheld 898,092

A. Keith Willard
For 44,154,150
Withheld 487,691

Proposal 2. Advisory vote on the compensation of the Company's named executive officers.

For 44,188,556
Against 54,018
Abstain 399,267
Broker Non-Votes 10,430,483

Proposal 3. Advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers.

Every year 24,876,897
Every two years 232,613
Every three years 19,125,708
Abstain 406,623

In accordance with the results of the advisory vote, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote currently is expected to be held at the 2017 annual meeting of stockholders.

Proposal 4. The ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm.

For 54,351,530
Against 319,360
Abstain 401,434

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.

June 20, 2011	By:	Russell H. Plumb

Name: Russell H. Plumb
Title: Chief Executive Officer